Exhibit 10.38

SEVERANCE AGREEMENT AND GENERAL RELEASE

This SEVERANCE AGREEMENT AND GENERAL RELEASE (this "Agreement") is made and entered into as of the Jl_day of December, 2025, by and between SPAR GROUP, INC. (hereinafter referred to as "Employer"); and ANTONIO CALISTO PATO (hereinafter referred to as "Employee").

WHEREAS, Employee and Employer have been discussing Employee's voluntary resignation from the Employer as Chief Financial Officer;

WHEREAS, the parties wish to express their understanding as to the Employee's severance from employment with Employer as a result of his voluntary resignation and the rights of the parties hereafter.

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein and other valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound hereby, it is hereby agreed as follows:

l.    Severance; Duties. Employee represents, understands and agrees that Employee's severance of employment with Employer is effective as of March 3, 2026 (the "Severance Date"), and that payment of any severance amount is subject to the expiration of the Revocation Period set forth herein, provided that Employee does not revoke this Agreement.

(a)    Duties. From the date of this Agreement through the Severance Date, Employee shall focus his efforts on to assist the new Chief Financial Officer with the following tasks and duties:

(i)    Provide assistance in transitioning the tasks, duties and responsibilities of the position of Chief Financial Officer to the new individual hired by}he Employer to serve as Chief Financial Officer.

(ii)    Assist new Chief Financial Officer in obtaining access to the Hong Kong bank account of Employer or the Employer's affiliate;

(iii)    Assist new Chief Financial Officer in developing procedures and process necessary to remediate the material weaknesses shown on the Employer's audit performed by BDO;

(iv)	Assist new Chief Financial Officer in resolving outstanding tax matters with Plante Moran; and

(v)	Assist new Chief Financial Officer with the current sales tax project.

2.    Benefits to Employee. As consideration for this Agreement and the covenants, conditions, terms, provisions and general release contained herein, Employer and Employee agree to the following:

(a)    Employer shall continue to pay Employee from the date of execution of this Agreement through the Severance Date at his current rate of pay on the current regular payment schedule.

(b)    In addition, Employer shall pay Employee as severance his current annual salary in the amount of $350,000.00 (the "Severance Payment"), said Severance Payment consisting of one-year of salary ($350,000.00). The Severance Payment will be subject to applicable payroll and income tax deductions. The Severance Payment shall be made payable to Employee and will be paid via direct deposit using the information on file. Employer shall pay the Severance Payment to Employee in three lump sum payments as follows:

$150,000 paid upon expiration of the seven-day revocation period in paragraph 16, below;

$100,000 paid on or before January 16, 2026; and

$100,000 paid on or before March 3, 2026.

(c)    Employee shall continue to receive all applicable, current employee benefits through the Severance Date. Thereafter, Employee shall have all normal and customary COBRA rights relative to applicable employee benefits. Employee acknowledges that Employee shall not be entitled to a bonus for either calendar year 2025 or for 2026.

(d)    Employee acknowledges that the consideration set forth in Sections 2(a) and 2(b) constitutes full and final payment of all amounts due Employee from Employer. Without limiting any other provision of this Agreement, Employee agrees that Employee is entitled to no further payments or benefits, however denominated, from Employer or any of its subsidiaries or affiliates except as provided in or explicitly contemplated by this Agreement.

(e)    Employee shall retain any and all rights of indemnification, costs of defense, advancement of expenses, or exculpation as were afforded to him prior to the execution of this Severance Agreement. Employer shall continue to carry director and officer liability insurance covering Employee's activities during the period of his employment through the severance date for a period of not less than six years after the severance date on terms no less favorable than provided to previous, current or future officers and directors.

3.	Return of Property.

Employer acknowledges that Employee has returned to Employer all documents, reports, files, memoranda, and records; credit cards, gas cards, card key passes; door and file keys, other access keys; computer access codes; laptop; trade secrets and other physical or personal property belonging to Employer, including, but not limited to, the Employee's assigned laptop, Home Depot Credit Card, and South State Credit Card. Employee represents that Employee has not retained and will not retain any copies, duplicates, reproductions, or excerpts thereof.

4.	Release.

(a)     "Employer Parties" means (i) Employer and its predecessors, successors, assigns, subsidiaries, parent entities, affiliates; (ii) each of the respective past, present and future officers, board members, managers, directors, equity holders, employees, consultants, advisors, agents, representatives, heirs, executors, trustees, estates, administrators, insurers, attorneys and accountants of the parties listed in clause (i) of this definition; (iii) each of the respective heirs, executors, trustees, estates, administrators, insurers, attorneys, accountants, successors and assigns of the parties listed in clause (i) and (ii) of this definition; and (iv) all parties acting by, through, for, under or in concert with any of the parties listed in clause (i), (ii) or (iii) of this definition.

(b)    In exchange for the consideration set forth in Section 2, and except as otherwise provided herein, Employee hereby unconditionally and irrevocably releases and forever discharges Employer Parties, of and from any and all claims and demands whatsoever, known or unknown, at law and in equity, in contract or in tort, including all rights under that certain Change of Control Severance Agreement dated as of February 28, 2023, and any statutory claim for relief of any nature that Employee had, now has, may have at any time in the future, or claims to have or have had, from the beginning of the world through and including the date of this Agreement (collectively, "Employee Released Claims"), and agrees not to sue and not to assert against them any such Employee Released Claims or any other causes of action relating to any Employee Released Claims in any court or before any agency or commission of a local, state and federal government, arising, alleged to have arisen, or which may have been alleged to have arisen, and whether such Employee Released Claims are pursued in a personal or individual capacity, or in a representative capacity, including but not limited to wrongful termination, breach of express or implied contract, unpaid wages, or pursuant to any federal, state, or local employment laws, regulations, or executive orders prohibiting inter alia, age, race, color, sex, sexual preference/orientation, marital status, national origin, religion, handicap, and disability discrimination, such as the Age

Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act of 1990, the Rehabilitation Act of 1973, the Older Workers Benefit Protection Act of 1990, the Sarbanes-Oxley Act, the North Carolina Whistleblower Protection Act, the Immigration Reform and Control Act, the North Carolina Civil Rights Act, the Family and Medical Leave Act, the WARN Act and the North Carolina and Federal Constitutions, all as amended. The Released Claims include any of the following which Employee had, now has, may have at any time in the future, or claims to have or have had, from the beginning of the world through and including the date of this Agreement: (i) any claims, demands or liabilities in connections with violations of all other federal, state, and local laws and regulations prohibiting, without limitation, discrimination in employment, retaliation, conspiracy, tortious or wrongful discharge, breach of an express or implied contract, breach of a covenant of good faith and fair dealing, negligent infliction of emotional distress, defamation, misrepresentation or fraud (other than fraud in the inducement of this Agreement), negligence, negligent supervision, hiring, or retention, assault, battery, detrimental reliance or any other offense; (ii) and all claims for any compensation, including back wages, front pay, bonuses or awards, fringe benefits, change in control payments, reimbursements, reinstatement, pension benefits or any other form of economic loss, all claims for personal injury, actual, incidental, compensatory, special or punitive damages; and (iii) all claims for costs and attorneys' fees.

(c)    In exchange for the consideration set forth in Section 1, and except as otherwise provided herein, Employer Parties hereby unconditionally and irrevocably releases and forever discharges Employee, of and from any and all claims and demands whatsoever, known or unknown, at law and in equity, in contract or in tort, including all rights under that certain Change of Control Severance Agreement dated as of February 28, 2023, and any statutory claim for relief of any nature that Employer had, now has, may have at any time in the future, or claims to have or have had, from the beginning of the world through and including the date of this Agreement (collectively, "Employer Released Claims"), and agrees not to sue and not to assert against them any such Employer Released Claims or any other causes of action relating to any Employer Released Claims in any court or before any agency or commission of a local, state and federal government, arising, alleged to have arisen, or which may have been alleged to have arisen, including but not limited to breach of express or implied contract, or pursuant to any federal, state, or local laws. The Employer Released Claims include any of the following which Employer had, now has, may have at any time in the future, or claims to have or have had, from the beginning of the world through and including the date of this Agreement: (i) any claims, demands or liabilities in connections with violations of any federal, state, and local laws and regulations prohibiting, without limitation, conspiracy, breach of an express or implied contract, breach of a covenant of good faith and fair dealing, tortious conduct, defamation, misrepresentation or fraud (other than fraud in the inducement of this Agreement), negligence, gross negligence, gross misconduct, recklessness, willful or wanton behavior, breach of fiduciary duty, breach of any duty owed to Employer, assault, battery, detrimental reliance or any other offense; (ii) all claims for any other form of economic loss, all claims for personal injury, actual, incidental, compensatory, special or punitive damages; and (iii) all claims for costs and attorneys' fees.

(d)    Nothing contained herein shall be construed as a waiver by the Parties to enforce the terms of this Agreement in the event of a breach.

5.    Restrictive Covenants.As a condition of receiving the Severance Payment, the Employee agrees to be bound by the restrictive covenants set forth in this Section 5.

(a)    Non-Disparagement. Employee agrees that Employee will not make, disseminate or participate in making or disseminating any disparaging, defamatory, negative or adverse statements about Employer Parties. Employer Parties agree not to make, disseminate or participate in making or disseminating any disparaging, defamatory, negative or adverse statements about Employee.

(b)	Confidentiality.

The Employee understands and acknowledges that during the course of employment by the Employer, he has had access to and learned about confidential, secret and proprietary documents, materials and other information, in tangible and intangible form, of and relating to the Employer and its businesses and existing and prospective customers, suppliers, investors and other associated third parties ("Confidential Information"). The Employee further understands and acknowledges that this Confidential Information and the Employer's ability to reserve it for the exclusive knowledge and use of the Employer is of great competitive importance and commercial value to the Employer, and that improper use or disclosure of the Confidential Information by the Employee might cause the Employer to incur financial costs, loss of business advantage, liability under confidentiality agreements with third parties, civil damages and criminal penalties.

For purposes of this Agreement, Confidential Information includes, but is not limited to, all information not generally known to the public, in spoken, printed, electronic or any other form or medium, relating directly or indirectly to: business processes, practices, methods, policies, plans, publications, documents, research, operations, services, strategies, techniques, agreements, contracts, terms of agreements, transactions, potential transactions, negotiations, pending negotiations, know-how, trade secrets, computer programs, computer software, applications, operating systems, work-in-process, databases, manuals, records, articles, systems, material, sources of material, supplier information, vendor information, financial information, financial data, results, accounting information, accounting records, legal information, marketing information, advertising information, pricing information, credit information, design information, payroll information, staffing information, personnel information, employee lists, supplier lists, vendor lists, developments, reports, internal controls, security procedures, graphics, drawings, sketches, market studies, sales information, revenue, costs, formulae, notes, communications, algorithms, product plans, designs, styles, models, ideas, audiovisual programs, inventions, unpublished patent applications, original works of authorship, discoveries, experimental processes, experimental results, specifications, customer information, customer lists, client information, client lists, manufacturing information, factory lists, distributor lists, and buyer lists of the Employer or its businesses or any existing or prospective customer, supplier, investor or other associated third party, or of any other person or entity that has entrusted information to the Employer in confidence.

The Employee understands that the above list is not exhaustive, and that Confidential Information also includes the terms of and facts surrounding the Employee's departure, including any terms set forth herein, and other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used.

The Employee understands and agrees that Confidential Information developed by him in the course of his employment by the Employer shall be subject to the terms and conditions of this Agreement as if the Employer furnished the same Confidential Information to the Employee in the first instance. Confidential Information shall not include information that is generally available to and known by the public at the time of disclosure to the Employee, provided that such disclosure is through no direct or indirect fault of the Employee or person(s) acting on the Employee's behalf.

(c)	Disclosure and Use Restrictions.

The Employee agrees and covenants: (i) to treat all Confidential Information as strictly confidential; (ii) not to directly or indirectly disclose, publish, communicate or make available Confidential Information, or allow it to be disclosed, published, communicated or made available, in whole or part, to any entity or person whatsoever (including other employees of the Employer) not having a need to know and authority to know and use the Confidential Information in connection with the business of the Employer and, in any event, not to anyone outside of the direct employ of the Employer except as required in the performance of any of the Employee's remaining authorized employment duties to the Employer (and then, such disclosure shall be made only within the limits and to the extent of such duties or consent); and (iii) not to access or use any Confidential Information, and not to copy any documents, records, files, media or other resources containing any Confidential Information, or remove any such documents, records, files, media or other resources from the premises or control of the Employer, except as required in the performance of any of the Employee's remaining authorized employment duties to the Employer or with the prior consent of an authorized officer acting on behalf of the Employer in each instance (and then, such disclosure shall be made only within the limits and to the extent of such duties or consent). Nothing herein shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation or order. The Employee shall promptly provide written notice of any such order to an authorized officer of the Employer.

(d)	Duration of Confidentiality Obligations.

The Employee understands and acknowledges that his obligations under this Agreement with regard to any particular Confidential Information shall commence immediately and shall continue during and after his employment by the Employer until such time as such Confidential Information has become public knowledge other than as a result of the Employee's breach of this Agreement or breach by those acting in concert with the Employee or on the Employee's behalf.

(e)    Remedies. In addition to any other legal or equitable remedies available to Employer, if Employee breaches this Agreement, Employee acknowledges that (i) there is no adequate remedy at law available to Employer should Employee violate this Section 5, (ii) such a violation results in irreparable harm to Employer, and (iii) Employer is entitled to seek, from any court of competent jurisdiction, appropriate equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available at law.

6.    As a condition of receiving the Severance Payment described above, Employee represents and warrants that Employee has not suffered any type of industrial or work-related injury as a result of employment with the Employer. Employee further represents and warrants that Employee does not possess, nor will Employee file a claim for unpaid wages, overtime, benefits or any other form of compensation with the Department of Labor Standards Enforcement or any other administrative agency or court of law. Employee also represents and warrants that Employee has not filed any complaints, charges, applications or lawsuits against the Employer with any governmental agency or court including, but not limited to, the Department of Fair Employment and Housing, the United States Equal Employment Opportunity Commission, any administrative agency in the State of North Carolina.

7.    No Admission of Wrongdoing. Employee acknowledges that neither this Agreement nor compliance with any of the terms or benefits under this Agreement shall in any way be construed as an admission of wrongdoing of any kind by Employer, or that Employee has any rights whatsoever against Employer (except as provided for in this Agreement). Employer acknowledges that neither this Agreement nor compliance with any of the terms or benefits under this Agreement shall in any way be construed as an admission of wrongdoing of any kind by Employee, or that Employer has any rights whatsoever against Employee (except as provided for in this Agreement).

8.    Notice. Any notice that is required to be given under this Agreement shall be sufficient if in writing and if sent postage prepaid by registered or certified mail, return receipt requested; or by overnight delivery; by courier; in the case of Employee to his last place of residence as shown on Employer's company records, as may be updated from time to time by Employee or in the case of Employer to its principal office, or such other place as it may designate. All notices to Employer shall be delivered via certified mail or overnight mail to 110 East Boulevard, Suite 1600, Charlotte, NC 28203.

9.    No Waiver. Unless agreed in writing, the failure of either party, at any time, to require performance by the other of any provision hereunder shall not affect its right thereafter to enforce the same, nor shall a waiver by either party of any breach of any provision hereof be taken or held to be a waiver of any other preceding or succeeding breach of any term or provision of this Agreement.

10.    Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the contents hereof and supersedes all prior agreements and understandings between the parties with respect to such matter, whether written or oral.

11.    Successors and Assigns. This Agreement shall be binding upon the parties hereto, their heirs, legal representatives, successors and assigns. This Agreement shall not be assignable by Employee but shall be assignable by Employer in connection with the sale, transfer or other disposition of its business. Employee further represents and warrants that he/she is the sole and lawful owner of all rights, title and interest in and to all Released Claims as defined herein. Employee further represents and warrants that there has been no assignment or other transfer of any interest in these Released Claims. Employee expressly agrees that he/she shall not assign any of his/her rights or duties under this Agreement without the express written consent of Employer.

12.    Governing Law. The parties agree that this Agreement shall be deemed made and entered into in the State of North Carolina and shall be governed and construed under and in accordance with the laws of the State of North Carolina.

13.    Venue. The parties acknowledge and agree that Union County, North Carolina shall be the exclusive venue and proper forum in which to adjudicate any case or controversy arising either directly or indirectly under or in connection with this Agreement.

14.    Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule, such invalidity, illegality or unenforceability will not affect any other provision, term or condition of this Agreement, but this Agreement will be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

15.    No Reliance. Employee represents that in executing this Agreement Employee does not and has not relied on any representations or statements made by anyone at Employer regarding the subject matter, basis or effect of this Agreement.

16.    Review and Revocation Period. Employee acknowledges that Employee was advised to consult with an attorney prior to executing this Agreement and given the opportunity to review this Agreement for twenty-one (21) days. Employee may waive this twenty-one (21) day right and actually accept and sign this Agreement at any time within this twenty-one (21) day period, but Employee is not required to do so by Employer. The Parties agree that changes to this Agreement, whether material or immaterial, do not restart the running of the twenty-one (21) day period. Employee further acknowledges that Employee may revoke this Agreement within seven (7) days following the execution of this Agreement. This Agreement shall not be effective or enforceable until the expiration of the revocation period.

No Severance Payment will be made under this agreement until the employee executes this Agreement and the revocation period has expired. In the event of revocation, notice must be sent in writing, by overnight mail, to: 110 East Boulevard, Suite 1600, Charlotte, NC 28203.

17.    Knowingly and Voluntarily Entering. Employee represents and warrants to Employer that Employee has been advised and has had the opportunity to seek the advice of independent counsel in connection with this Agreement and the transactions contemplated herein and has obtained such independent advice or waives Employee's right to seek such independent advice. Employee represents and agrees that Employee fully understands this Agreement and is knowingly and voluntarily entering into same.

18.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signatures Appear on the Following Page]

EXECUTION COPY

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

SPAR GROUP, INC.

By:

William Linnane, CEO

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Execution Copy

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

SPAR GROUP, INC.

By:

William Linnane, CEO

ANTONIO CALISTO PATO

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